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                                                                    Exhibit 99.1


                                    AGREEMENT

         This will confirm the agreement by and among all the undersigned for the withdrawal of each Michael N. Taglich, Robert F. Taglich, B. Kent Garlinghouse, Denis Fortin and John R. Wiencek from the "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, by and among any of the undersigned formed in connection with filing that certain Schedule 13D filed on October 18, 2002 on behalf of each of the undersigned with respect to the beneficial ownership of the undersigned of the common stock, par value $.10 per share, of WSI Industries, Inc. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Dated as of November 22, 2002.

                                            /s/  Michael N. Taglich
                                            ------------------------------------
                                            Michael N. Taglich

                                            /s/  Robert F. Taglich
                                            ------------------------------------
                                            Robert F. Taglich

                                            /s/  B. Kent Garlinghouse
                                            ------------------------------------
                                            B. Kent Garlinghouse

                                            /s/  Denis Fortin
                                            ------------------------------------
                                            Denis Fortin

                                            /s/  John R. Wiencek
                                            ------------------------------------
                                            John R. Wiencek